As filed with the Securities and Exchange Commission on April 11, 1997
                        Registration No. 333- __________
         --------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        Interneuron Pharmaceuticals, Inc.
 -------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

                                    Delaware
 -------------------------------------------------------------------------------

         (State or other jurisdiction of incorporation or organization)

                                    043047911
 -------------------------------------------------------------------------------

                      (I.R.S. employer identification no.)

           One Ledgemont Center, 99 Hayden Avenue, Lexington, MA 02173
 -------------------------------------------------------------------------------

                    (Address of principal executive offices)

                    1994 Long-Term Incentive Plan, as amended
                              (Full title of plan)

                        Glenn L. Cooper, M.D., President
                        Interneuron Pharmaceuticals, Inc.
                              One Ledgemont Center
                                99 Hayden Avenue
                         Lexington, Massachusetts 02173
                     (Name and address of agent for service)

                                 (617) 861-8444
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Jill M. Cohen, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                               New York, NY 10017







                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------

                                        Proposed          Proposed
                                        Maximum           Maximum
                                        Offering          Aggregate                               Amount of
Title of Securities                       to be           Price Per        Offering             Registration
 to be Registered                       Registered          Share(1)         Price                   Fee
 ----------------                       ----------          --------         -----                   ---
Common Stock, $.001
  par value                             3,000,000         $18.69           $56,070,000          $16,989.21
-------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices of the Common Stock on April 8, 1997 as reported on the Nasdaq National Market.








                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference

               The Registration Statement on Form S-8 (File No. 33-75826), filed by Interneuron Pharmaceuticals, Inc. (the "Registrant") on July 19, 1995, and the documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

               (a) The Registrant's Annual Report on Form 10-K (File No. 0-18728) for its fiscal year ending September 30, 1996;

               (b) The Registrant's definitive Proxy Statement, dated January 28, 1997, as filed with the Securities and Exchange
                      Commission (the "Commission") in connection with the Company's Annual Meeting of Stockholders held on March 5, 1997;

               (c) The Registrant's quarterly report on Form 10-Q for the quarterly period ended December 31, 1996;

               (d) The Registrant's report on Form 8-K as filed with the Commission on February 18, 1997;

               (e) The Registrant's report on Form 8-K as filed with the Commission on March 14, 1997; and

               (f) The Registrant's Registration Statement on Form 8-A declared effective on March 8, 1990, as amended, registering the Common Stock, $.001 par value, under the Securities Exchange Act of 1934, as amended.

Item 8.        Exhibits

               5.1 Opinion of Bachner, Tally, Polevoy & Misher LLP, with respect to the legality of the Common Stock to be registered hereunder

               10.65  1994 Long-Term Incentive Plan, as amended

               23.1   Consent of Coopers & Lybrand L.L.P.

               23.2 Consent of Bachner, Tally, Polevoy & Misher LLP (contained in Exhibit 5.1)







                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Massachusetts, on the 11th day of April, 1997.

                                           INTERNEURON PHARMACEUTICALS, INC.


                                           By: /s/ Glenn L. Cooper
                                               -------------------------------
                                              Glenn L. Cooper, M.D., President
                                              and Chief Executive Officer
                                              (Principal Executive Officer)


               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the date indicated.

              Signature                          Title                                  Date
              ---------                          -----                                  ----

   /s/ Glenn L. Cooper                      President and Chief Executive               April  11, 1997
-----------------------------------          Officer and Director
Glenn L. Cooper , M.D.                       (Principal Executive Officer)

                                            Chairman of the Board of                    April    , 1997
-----------------------------------          Directors
Lindsay A. Rosenwald, M.D.

 /s/ Harry J. Gray                          Director                                    April  11, 1997
-----------------------------------
Harry J. Gray

 /s/ Alexander M. Haig                      Director                                    April  11, 1997
-----------------------------------
Alexander M. Haig, Jr.

 /s/ Peter Barton Hutt                      Director                                    April  11, 1997
-----------------------------------
Peter Barton Hutt

 /s/ Malcolm Morville                       Director                                    April  11, 1997
-----------------------------------
Malcolm Morville, Ph.D.

 /s/ Robert K. Mueller                      Director                                    April  11, 1997
-----------------------------------
Robert K. Mueller







 /s/ Lee J. Schroeder                       Director                                    April  11, 1997
-----------------------------------
Lee J. Schroeder

 /s/ David B. Sharrock                      Director                                    April  11, 1997
-----------------------------------
David B. Sharrock

 /s/ Richard Wurtman                        Director                                    April  11, 1997
-----------------------------------
Richard Wurtman, M.D.

/s/ Dale Ritter                              Vice President, Corporate Controller       April  11, 1997
-----------------------------------          and Chief Accounting Officer
Dale Ritter                                  (Principal Accounting Officer)









                                INDEX TO EXHIBITS
                        INTERNEURON PHARMACEUTICALS, INC.


Exhibit
  No.             Description
  ---             -----------

5.1 Opinion of Bachner, Tally, Polevoy & Misher LLP, with respect to the legality of the Common
                  Stock to be registered hereunder

10.65             1994 Long-Term Incentive Plan, as amended

23.1              Consent of Coopers & Lybrand L.L.P.

23.2              Consent of Bachner, Tally, Polevoy & Misher LLP
                  (contained in Exhibit 5)